CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form ~~[   ]~~ F-1- Amendment No. 2 (File number 333-175300) ~~1~~ of our report dated June 28, 2011, except ~~[REPLACE WITH REPORT DATE]~~ for Footnote 12 which is dated October 27, 2011 with respect to the audited consolidated balance sheets of Rampart Detection Systems (a development stage company) as of July 31, 2010 and July 31, 2009, and the related consolidated statement of operations, stockholders’ equity (deficit), and c ~~v~~ ash flows ~~financial statements of  [CLIENT NAME]~~   for the year ended ~~[BALANCE SHEET DATE] .~~ July 31, 2010 and the periods from January 9, 2009 (inception) through July 31, 2009 and the period from January 9, 2009 (inception) through July 31, 2010.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

~~[DATE]~~ October 27, 2011